UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2010

DEERFIELD CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6250 North River Road, 12th Floor, Rosemont, IL	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 380-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2010, Deerfield Capital Corp. (the “Company”) redeemed the $25,000,000 of aggregate outstanding principal amount of trust preferred securities (the “Trust Preferred Securities”) issued in 2005 by Deerfield Capital Trust I, a wholly-owned subsidiary of the Company, in-kind for $25,000,000 aggregate principal amount of junior subordinated notes issued by the Company (the “Trust Preferred Redemption-in-Kind”).  Following consummation of the Trust Preferred Redemption-in-Kind, the Company no longer has any trust preferred securities outstanding.

The new junior subordinated notes (the “October Subordinated Notes”) issued by the Company in connection with the Trust Preferred Redemption-in-Kind are governed by a junior subordinated indenture (the “October Indenture”), dated October 20, 2010, between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee. Pursuant to the October Indenture, the October Subordinated Notes bear interest at an annual rate of LIBOR plus 3.50% and mature on October 30, 2035. With the exception of the interest rate, the terms of the October Subordinated Notes are substantially identical to those of the junior subordinated notes (the “March Subordinated Notes”) issued on March 4, 2010 in connection with the Company’s prior exchange of its other $95,000,000 of trust preferred securities.

The October Indenture contains certain restrictive covenants including, among other things, (i) a covenant that all asset management activities be conducted by the Company and its subsidiaries and which permits the Company to sell equity and material assets of Deerfield Capital Management LLC (the “Management Company”) provided, however, that all asset management fees and proceeds from equity and asset sales remain subject to the limits on restricted payments set forth in the October Indenture, (ii) a debt covenant that permits the Company and the Management Company to incur indebtedness provided that the proceeds of such indebtedness remain subject to the limits on restricted payments set forth in the October Indenture and (iii) a restricted payments covenant that restricts the ability of the Company to pay dividends or make distributions in respect of its equity securities, subject to a number of exceptions and conditions. The October Indenture contains other agreements, covenants, events of default and conditions that are similar to the agreements, covenants, events of default and conditions contained in the indenture for the March Subordinated Notes. Unlike the indenture for the Trust Preferred Securities, the October Indenture does not contain a covenant requiring the Company to maintain a minimum net worth.

In connection with the Trust Preferred Redemption-in-Kind, the Company paid a transaction fee equal to $250,000.

The foregoing summary does not describe all of the terms contained in the October Indenture and is qualified in its entirety by reference to the full text of the October Indenture, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

As discussed under Item 1.01 above, in connection with the Trust Preferred Redemption-in-Kind, Deerfield Capital Trust I and the indenture and other agreements related to such trust were terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

On October 20, 2010, the Company issued a press release announcing the Trust Preferred Redemption-in-Kind.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that Section.  Furthermore, the information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished pursuant to Item 9.01, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

4.1	Junior Subordinated Indenture dated October 20, 2010 between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee.
99.1	Press Release issued by Deerfield Capital Corp. on October 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

By:	/s/ Robert A. Contreras
Robert A. Contreras
Senior Vice President, General Counsel and Secretary

Dated: October 21, 2010

Exhibit Index

Exhibit Number	Description

4.1	Junior Subordinated Indenture dated October 20, 2010 between the Company and The Bank of New York Mellon Trust Company, National Association, as trustee.

99.1	Press release issued by Deerfield Capital Corp. on October 21, 2010.